Exhibit 99.1

Press Release

FreightCar America, Inc. Updates Full-Year 2026 Outlook and Reports Preliminary Third Quarter 2026 Results

Tank Car Retrofit Order Removed from Full-Year Outlook and Backlog

Full-Year 2026 Outlook Revised Across Railcar Deliveries, Revenue and Adjusted EBITDA

Full Third Quarter 2026 Results to Be Released on Monday, November 9, 2026, with Conference Call on Tuesday, November 10, 2026at 11:00 a.m. ET

CHICAGO, October 19, 2026 –FreightCar America, Inc. (NASDAQ: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer and supplier of railroad freight cars, railcar parts and components, today updated its outlook for fiscal year 2026 and reported preliminary results for the third quarter ended September 30, 2026.

Tank Car Retrofit Order

The Company has elected to remove 1,285 railcars related to its tank car retrofit order from its backlog because the Company believes that the customer in question is unlikely to be able to meet its obligations under the associated customer contract. The order was to begin delivery in the second half of 2026 and continue through 2027. The updated 2026 outlook announced today excludes the railcars related to this order that had been scheduled to be delivered in 2026. No other orders in the Company’s backlog are affected. After this removal, backlog as of September 30, 2026 was 2,660 units valued at $284.5 million.

Preliminary Third Quarter 2026 Results

•
Railcar deliveries of 662 units, compared to 1,304 units in the third quarter of 2025
•
Revenue of $75 million to $77 million, compared to $160.5 million in the third quarter of 2025
•
Adjusted EBITDA of $(0.3) million to $0.3 million, compared to $17.0 million in the third quarter of 2025
•
Backlog of 2,660 units valued at $284.5 million as of September 30, 2026

These preliminary figures are unaudited and subject to the completion of the Company’s quarter-end closing procedures.

“We have elected to remove the customer’s contractually committed tank car retrofit order from our reported backlog in full,” said Nick Randall, President and Chief Executive Officer of FreightCar America. “The removal covers all deliveries scheduled for 2026 and 2027. Our updated 2026 outlook excludes the associated deliveries and reflects our current operating forecast. This adjustment is specific to one customer order. Our remaining backlog continues to be supported by firm customer commitments, and no other orders are affected by this adjustment.”

Randall continued, “Our commitment to the tank car retrofit market remains unchanged. We continue to focus on the railcar types where we have a proven record and continue to gain share, while growing our aftermarket business. Our flexible operating model positions us to execute on our remaining backlog and respond as industry demand improves. We look forward to discussing our commercial progress and strategic priorities on our upcoming earnings call.”

Updated Fiscal Year 2026 Outlook

The Company has updated its outlook for fiscal year 2026 as follows:

	Updated Fiscal 2026 Outlook	Prior Fiscal 2026 Outlook (August 3, 2026)
Railcar Deliveries	3,100 – 3,300 railcars	3,500 – 3,900 railcars
Revenue	$370 – $410 million	$410 – $460 million
Adjusted EBITDA1	$15 – $19 million	$36 – $44 million

1. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort. Material changes to such adjustments, including warrant liability and non-core operating items, could affect future GAAP results.

Mike Riordan, Chief Financial Officer of FreightCar America, added, “While our updated outlook excludes the tank car retrofit order, we are confident in our ability to execute on our strategic priorities. With a lower cost base in place, we are positioned to deliver stronger results as our backlog converts into deliveries in 2027, along with continued growth in our aftermarket business.”

The Company expects to report its full third quarter 2026 financial results on Monday, November 9, 2026 after the market close and to host its regularly scheduled conference call on Tuesday, November 10, 2026 at 11:00 a.m. (Eastern Time). Details will be provided in a separate announcement.

About FreightCar America

FreightCar America, headquartered in Chicago, Illinois, is a leading designer, producer and supplier of railroad freight cars, railcar parts and components. We also specialize in railcar repairs, complete railcar rebody services and railcar conversions that repurpose idled rail assets back into revenue service. Since 1901, our customers have trusted us to build quality railcars that are critical to economic growth and instrumental to the North American supply chain. To learn more about FreightCar America, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release contains statements relating to our expected financial performance, financial condition, and/or future business prospects, events and/or plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These risks and uncertainties relate to, among other things, the cyclical nature of our business; adverse geopolitical, economic and market conditions, including inflation; material disruption in the movement of rail traffic for deliveries; fluctuating costs of raw materials, including steel and aluminum; delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion; delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings; potential unexpected changes in laws, rules, and regulatory requirements, including tariffs and trade barriers (including recent United States tariffs imposed or threatened to be imposed on China, Canada, Mexico and other countries and any retaliatory actions taken by such countries); and other competitive factors. The factors listed above are not exhaustive. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, a measure not derived in accordance with generally accepted accounting principles (“GAAP”). This non-GAAP measure should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. A reconciliation of preliminary third quarter 2026 Adjusted EBITDA to the most directly comparable GAAP measure is included below. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying adjustments necessary to calculate such non-GAAP measure without unreasonable effort.

Investor Contact:	chris@jbgcapadvisory.com

Preliminary Reconciliation of Adjusted EBITDA

The following table reconciles preliminary third quarter 2026 Adjusted EBITDA to loss before income taxes. Amounts are in millions and are preliminary and unaudited:

	Low	High
Loss before income taxes	$(1.9)	$(1.3)
Depreciation and amortization	$1.9	$1.9
Interest expense, net	$3.1	$3.1
EBITDA	$3.1	$3.7
Change in fair value of warrant liability and other adjustments	$(4.7)	$(4.7)
Stock-based compensation	$0.8	$0.8
Other non-recurring items	$0.5	$0.5
Adjusted EBITDA	$(0.3)	$0.3

Preliminary Financial Information

The third quarter 2026 figures presented in this press release are preliminary, unaudited and based on information available to management as of the date of this release. They are subject to change in connection with the completion of the Company’s quarter-end closing and review procedures, and the Company’s final results may differ from these preliminary figures. The Company undertakes no obligation to update this preliminary information before it reports its third quarter 2026 results.

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